                      AMERICAN ITALIAN PASTA COMPANY, INC.
               SEVERANCE PLAN FOR SENIOR VICE PRESIDENTS AND ABOVE
                              Effective May 2, 2006

     If the  employment  of a Senior Vice  President  or above  ("Employee")  is involuntarily terminated by American Italian Pasta Company, Inc. ("the Company")
other than for Cause,  then, if the Employee executes a Separation  Agreement in the form required by the Company that includes,  among other things,  a full and general release of claims in favor of the Company, a confidentiality  agreement, a non-solicitation  agreement, a non-competition  agreement, a non-disparagement agreement, a cooperation agreement and a requirement that any severance payments described herein be subject to offsetting mitigation,  the Employee will receive the following:

     1.   Two weeks base salary at the rate in effect on the date of termination for every year of service  with the  Company,  plus an  additional  52 weeks  base  salary at the rate in effect at the date of  termination,
          (but in no  event  more  than a  cumulative  cap of 78  weeks  of base salary) to be paid in equal  bi-weekly  installments  (which period is the "Severance Period"),  less applicable  deductions,  and subject to certain other  limits(1).  For this purpose,  "years of service" shall include  fractional years based on completed weeks of service.  If the
          Severance  Period would include a fraction,  the Severance Period will be  rounded  to the  nearest  whole week  (with 0.5  rounded  up).  If
          Employee is a rehire, service prior to the most recent hire date shall not count if: (1)  Employee  was not  employed by the Company for more than ninety  consecutive  days during his most recent  prior period of employment  by the  Company or (2) the period  between the most recent termination  date  and the most  recent  hire  date was more  than six months.

     2.   In the event a "Change of Control"  occurred within 12 months prior to
          the  termination  date,  any  unvested   restricted  stock  and  stock
          appreciation  rights  related  to  Company  stock and  granted  to the
          Employee prior to the Employee's  termination date will be accelerated and fully vested.  The terms of this  paragraph  have been approved by the  Compensation  Committee of the  Company's  Board of Directors and
          constitute an amendment of the award agreement related to any grant to which this provision may apply.

     3.   Eligibility  during the  Severance  Period  defined in Paragraph 1 for participation  in the  Company's  medical,  dental,  and vision  group health plans that are provided to active  employees  from time to time following  the  termination  date.  For the

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(1) Notwithstanding  anything herein to the contrary,  the amount of "separation pay," as defined in  Proposed  Treasury  Regulation  ss.1.409A-1(m)  until final regulations  are  promulgated  pursuant  to  Internal  Revenue  Code 409A and as defined by such final  regulations  thereafter,  due an  Employee  because of an involuntary  termination  will not  exceed  the  lesser  of:  (1) two  times the
Employee's  W-2 wages for the calendar year preceding the calendar year in which the  Employee's  involuntary  termination  occurs;  or (2) two times the maximum compensation  that may be taken into account under a qualified  retirement  plan pursuant to Section 401(a)(17) of the Internal Revenue Code of 1986, as amended,
($440,000 for 2006) for the year in which the Employee's involuntary termination occurs.  In  addition,  all  amounts  described  herein or  otherwise  due to an
Employee from the Company due to such Employee's involuntary  termination,  must be paid to such Employee no later than December 31st of the second calendar year following  the calendar  year in which the  Employee's  involuntary  termination occurs.

          portion  of the  Severance  Period  that does not  exceed one week for every year of  Employee's  service  with the Company (the "Health Plan
          Subsidy  Period"),  Employee  must pay the same amount that is paid by active  Employees  from  time to time for the same  type and  level of coverage,  subject to certain other limits(2). The Health Plan Subsidy
          Period may not exceed 26 weeks.  The Company will increase or decrease the Employee's portion of the Plan cost during the Severance Period at the same times and on the same terms that such  changes  apply to then current  employees,  and the  Company  need not  continue to provide a benefit to Employee if it has terminated  that benefit with respect to active  employees.  For the portion of the Severance Period defined in
          Paragraph 1 in excess of the Health Plan Subsidy Period,  the Employee will be responsible  for payment of one hundred percent of the cost of coverage on an after-tax  basis. If Employee  participates in any such plans during the  Severance  Period,  his/her  rights under COBRA will commence at the end of the Severance Period.

     4.   An amount equal to the bi-weekly  Company subsidy for active employees for the level of medical, dental and vision coverage, if any, that was in effect for the Employee at the time of  termination  of  employment shall be paid to Employee  during the portion of the Severance  Period in  Paragraph 1 that exceeds the Health Plan  Subsidy  Period.  A "Tax
          Gross  Up"  will be added to this  payment.  The Tax  Gross Up will be based on assumed federal, state and local taxes of 32% and will not be based on actual tax rates. This payment will change as the subsidy for such coverage level changes for active employees,  but will not change if the Employee's level of coverage changes or is terminated.

     Terminate for "Cause" means termination of Employee's  employment  because, in the Company's  good faith  belief,  (i) Employee  willfully  and  continually failed  substantially to perform Employee's  duties,  (ii) Employee committed an act  or  acts  that  constituted  a  misdemeanor  (other  than a  minor  traffic violation)  or a  felony  under  the law of the  United  States  (including  any subdivision thereof) or any country to which Employee is assigned (including any subdivision thereof),  including,  but not limited to, Employee's conviction for or plea of guilty or no contest ("nolo  contendere") to any such  misdemeanor or felony,  (iii)  Employee  committed an act or acts in material  violation of the
Company's  significant  policies and/or practices applicable to employees at the level of Employee  within the Company's  organization,  (iv) Employee  willfully acted,  or  willfully  failed  to act,  in a manner  that was  injurious  to the financial  condition  or  business  reputation  of  the  Company  or  any of its subsidiaries or affiliates, (v) Employee acted in a manner that is unbecoming of
Employee's  position  with the  Company,  regardless  of whether  such action or inaction occurs in the course of the  performance of Employee's  duties with the

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(2)  Notwithstanding  anything herein to the contrary,  in the event an Employee becomes  eligible  during  the  Severance  Period  defined  in  Paragraph  1 for participation in the Company's medical,  dental and vision group health plans in accordance with Paragraph 3 due to an involuntary  termination  that is not part of a reduction in force,  Company  reorganization  or restructuring or change in the Company's operating  requirements,  then the Employee, to the extent he is a
"highly  compensated  individual" as defined for purposes  Internal Revenue Code
Section  105(h),  will be responsible  for payment of one hundred percent of the cost of coverage on an after-tax basis during the entire  Severance  Period (not just during the  portion of the  Severance  Period that  exceeds the Health Plan
Subsidy Period) and the amount equal to the bi-weekly Company subsidy for active employees for the level of medical, dental and vision coverage, if any, that was in effect for the Employee at the time of termination of employment plus the Tax
Gross Up shall be paid for the  entire  Severance  Period  (not just  during the portion of the Severance Period in excess of the Health Plan Subsidy Period).

Company,  or (vi) Employee was subject to any fine,  censure, or sanction of any kind,  permanent or temporary,  issued by the Securities and Exchange Commission or the New York Stock Exchange.

     For purposes of this Plan,  "Change of Control"  means if "any  person," as such term is used in  Sections  13(d) and 14(d) of the 1934 Act (other  than the
Company,  any trustee or other fiduciary  holding  securities  under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in  substantially  the same proportions as their ownership of stock of the  Company),  is or becomes the  "beneficial  owner" (as defined in Rule 13(d)(3)  under the Exchange Act),  directly or  indirectly,  of securities  of the Company  representing  more than fifty  percent  (50%) of the
Company's  then  outstanding  securities or more than fifty percent (50%) of the combined  voting power of the Company's  then  outstanding  securities,  and if, within 12 months thereafter, members of the Board of Directors of the Company at the beginning of that 12 month period ("Existing  Directors")  together with any director whose election was subsequently approved by vote of at least two-thirds
(2/3) of the Board of Directors  in office at the time of such  election who are either Existing Directors or Approved Directors ("Approved  Directors") cease to constitute a majority of the Board of Directors.

     Any amounts or benefits owed under this Plan,  except the benefits based on medical,  dental and vision group health  benefits as described in  paragraphs 3 and 4, will be reduced (but not below  zero):  (1) by  compensation  owed to the
Employee  by another  employer  during the  Severance  Period;  (2) by any other post-termination  salary,  severance,  bonus or  benefits  to which  Employee is entitled under any separate  employment,  severance or other  agreement with the
Company;  and (3) by any  amounts  to  which  Employee  is  entitled  under  any applicable  laws or  regulations,  including,  but not  limited  to,  the Worker
Adjustment  and  Retraining  Notification  Act ("WARN Act").  Benefits  based on medical,  dental and vision group health  coverage as described in  paragraphs 3 and 4 shall  cease on the date the  Employee is hired by another  employer.  All payments  and  benefits  under this Plan  shall  cease on the date  Employee  is rehired by the Company.

     The Plan  Administrator  must receive reports in the form required by it by the  deadlines  set by the Plan  Administrator  that verify  Employee's  ongoing eligibility for all payments and benefits hereunder and the amount thereof.  All reports  must be  signed  by the  Employee  and  must be  received  by the  Plan
Administrator  at the intervals  required by it (such as monthly).  Payments for benefits hereunder will be delayed pending receipt of any documentation required
by  the  Plan  Administrator  to  establish   Employee's  initial  or  continued
eligibility  for, or the amount of any  payments or benefits  due to an Employee under this Plan.

     The terms of this Plan do not change the at-will  nature of any  Employee's employment with the Company.

     This Plan shall take effect upon  adoption  and apply only to  terminations effected  after that date. It is not intended that the  application of this Plan shall  modify or alter the tax  deductibility  of any payment or benefit paid or excluded hereunder.  Consistent with the Company's  compensation  philosophy and practice, the Compensation Committee of the Board of Directors retains the right to amend or modify this Plan as needed.  However,  no amendment or modification  hereof  will  reduce the  benefits  hereunder  for persons who are
Employees  or are  receiving  benefits  under this Plan on the date  immediately prior to the date that any such amendment or  modification  of this Plan becomes effective,  except that any  amendment to this Plan may be adopted to the extent necessary  or  appropriate  to  comply  with  applicable  law  or to  avoid  the application of Internal  Revenue Code Section  409A(a)(1) to amounts or benefits provided hereunder.

     If a dispute  arises  concerning  whether  Employee is entitled to benefits under this Plan or as to the amount of Employee's benefits,  Employee must first file a claim for benefits in accordance  with the following  procedure.  A claim for Plan benefits  must be in writing and  addressed to the Plan  Administrator,
Severance Plan for Senior Vice Presidents of American Italian Pasta Company,  at
Briarcliff One, 400 North Mulberry Drive, Kansas City, Missouri  64116-1696,  or
any  other  address  that may be  designated  from time to time.  Employee  will receive a written notice from the Plan  Administrator with respect to Employee's claim  within  90 days of the date the Plan  Administrator  received  Employee's initial claim. If special  circumstances  require an extension of time,  written notice will be given to Employee  before the end of this 90-day  period and will explain the reasons for the delay. If Employee is not furnished notice regarding
Employee's claim within these time periods,  Employee's claim will be considered denied.

     If the Plan Administrator  denies Employee's claim, in whole or in part, it will tell Employee why, refer Employee to the applicable  provisions of the plan document or other relevant records or papers, and inform Employee when and where
Employee may see them.  Employee will also be told if any additional material or information is needed to perfect  Employee's claim, what material or information is needed and why such  material is needed.  In addition,  Employee will be told how Employee can appeal for  reconsideration  of its decision.  Should  Employee disagree with the determination,  Employee will have 60 days to request a review in writing.  The Plan Administrator will reconsider your claim and its resulting decision will be issued within 60 days after Employee's request. If more time is needed because of unusual circumstances, Employee will be notified.

     The  Plan  Administrator  has  the  exclusive  discretionary  authority  to construe and to interpret the Plan, to decide all questions of  eligibility  for benefits and to determine the amount of such benefits, and its decisions on such matters are final,  conclusive and binding on all parties. Any interpretation or determination made pursuant to such  discretionary  authority shall be upheld on judicial review, unless it is shown that the interpretation or determination was an abuse of discretion (i.e., arbitrary and capricious).

     Benefits  under the Plan may not be assigned,  transferred  or pledged to a third party, for example,  as security for a loan or other debt, except to repay bona fide debts to the Employer.

     The  Employer  pays the entire cost of the Plan out of its general  assets.
Benefit payments are made on the authorization of the Compensation  Committee of the Board of  Directors  of American  Italian  Pasta  Company (the "CC") as Plan
Administrator or of a delegate appointed by the CC.

     The following  statement is required by federal law and  regulations.  As a participant in the Plan  described in this booklet,  you are entitled to certain rights and protection under the Employee  Retirement Income Security Act of 1974
(ERISA). ERISA provides that all plan participants shall be entitled to:

     Examine,  without charge, at the Plan  Administrator's  office and at other specified  locations,  such as work sites, all plan documents and copies of all documents filed by the Plan with the U.S.  Department of Labor, such as detailed annual reports and plan descriptions.

     Obtain copies of all plan documents and other plan information upon written request  to the  Plan  Administrator.  The  Plan  Administrator  may make a reasonable charge for the copies.

     Obtain a statement telling you whether you have a right,  under the Plan to receive a benefit  and, if so, what your benefit  would be. This  statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

     In addition to creating rights for plan participants,  ERISA imposes duties upon the people who are  responsible  for the  operation  of the  Associate benefit plan. The people who operate your plan, called "fiduciaries" of the plan,  have a duty to do so prudently  and in the interest of you and other plan participants and beneficiaries.  No one,  including your employer,  or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under
     ERISA.

     If your  claim  for a  benefit  is  denied,  in whole or in part,  you must receive a written  explanation  of the reason for the denial.  You have the right to have the Plan  Administrator  review and  reconsider  your  claim, including  the right to obtain  copies of documents  relating to the denial without charge, all within certain time schedules.

     Under ERISA,  there are steps you can take to enforce the above rights. For instance,  if you request  materials  from the Plan and do not receive them within 30 days, you may file a suit in a federal court. In such a case, the court may require the Plan  Administrator  to provide the materials and pay you up to  $110.00  a day until  you  receive  the  materials,  unless  the materials  were not sent  because  of  reasons  beyond  the  control of the administrator.

     If you have a claim for benefits which is denied or ignored, in whole or in part,  you may file suit in a state or federal  court.  If it should happen that plan fiduciaries  misuse the plan's money, or if you are discriminated against for asserting your rights,  you may seek  assistance  from the U.S.
     Department  of Labor,  or you may file suit in a federal  court.  The court will  decide  who  should  pay  court  costs  and  legal  fees.  If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

     If you have any  questions  about your Plan,  you should  contact  the Plan
     Administrator. If you have any questions about this statement or about your rights under ERISA or you need  assistance in obtaining  documents from the
     Plan  Administrator,  you should  contact  the  nearest  Area Office of the
     Pension and Welfare  Benefits  Administration,  U.S.  Department  of Labor,
     listed in your telephone directory or the Division of Technical  Assistance and Inquiries, Pension and Welfare Benefit Administration,  U.S. Department
     of Labor, 200 Constitution  Avenue,  N.W.  Washington,  D.C. 20210. You may
     also obtain  certain  publications  about your rights and  responsibilities under ERISA by calling the  publications  hotline of the Employee  Benefits
     Security Administration.

Summary Plan Information

     The  name of the  severance  plan is the  American  Italian  Pasta  Company
Severance Plan for Senior Vice Presidents and above.

     The Plan is  considered  a "welfare  plan"  under the  Employee  Retirement
Income Security Act of 1974 (ERISA). This Plan is effective May 2, 2006.

     The Plan is sponsored by:  American Italian Pasta Company, Inc.
                                Briarcliff One
                                400 North Mulberry Drive
                                Kansas City, MO 64116-1696

     The Internal  Revenue Service has assigned  American Italian Pasta Company,
Inc. the employer identification number 84-1032638.  The plan number assigned to the Plan is 507.

     The  Compensation  Committee of the Board of Directors of American  Italian
Pasta Company,  Inc. is the Plan  Administrator for the Plan under ERISA and can be contacted at the address set forth above. The Plan Administrator may delegate all or part of its  duties  and/or  authority  to any  one or  more  persons  or entities.

     The Plan and its records are not kept on a plan-year basis.

     Legal  process can be served on American  Italian  Pasta  Company,  Inc. by directing such legal service to:

                    Chief Legal Officer
                    American Italian Pasta Company, Inc.
                    Briarcliff One
                    400 North Mulberry Drive
                    Kansas City, MO 64116-1696